Exhibit 10.1

SECURITY AGREEMENT

SYNOVA HEALTHCARE GROUP, INC.

September 19, 2007

Schedules and Annexes:

Schedule A – Principal Place of Business of Debtors and Location of Collateral

Schedule B – Existing Liens and Encumbrances

Schedule C – Pledged Securities

Annex A – The Agent

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 19, 2007 (this “Agreement”), among Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), and the Subsidiaries of the Company party hereto (such subsidiaries, the “Guarantors”) (the Company and Guarantors are collectively referred to as the “Debtors”) and the holders of the Company’s 6.5% Senior Convertible Promissory Notes, due January 12, 2012, in the original aggregate principal amount of $15,000,000 (the “Senior Notes”), signatory hereto, their endorsees, transferees and assigns (collectively referred to as, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Senior Notes), the Secured Parties extended loans to the Company evidenced by the Senior Notes;

WHEREAS, pursuant to a certain Guarantee Agreement dated as of January 12, 2007, as amended, with respect to the Senior Notes (the “Guarantee”), certain of the Guarantors have jointly and severally agreed to guaranty and act as surety for payment of the Senior Notes and additional subsidiaries of the Company will be added as Guarantors shortly after the date hereof; and

WHEREAS, in order to induce the Secured Parties to provide the Company with specific waivers and consents, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party, a perfected security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Notes and the other Debtor obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all real and personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below) including, without limitation, the following:

(i) All goods, inventory, machinery, equipment, computers, motor vehicles, appliances, furniture, tools, fixtures, test and quality control devices and other equipment of every kind;

(ii) All general intangibles and contract rights;

(iii) All accounts;

(iv) All chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All files, records, books of account, business papers, and computer programs; and

(ix) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(viii) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Majority in Interest” shall mean, at any time of determination, holders of 70% or more of promissory notes with the Obligations secured by the security interests granted hereunder, determined on the basis of the aggregate principal amount of such promissory notes.

(d) “Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined in Section 6(a) below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Senior Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Senior Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Senior Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Perfected First Priority Security Interest. As an inducement (i) for the Secured Parties to grant certain waivers and consents under the Senior Notes and (ii) to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing and perfected security interest in and to, and a lien upon, all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”), except that the foregoing Security Interest shall not apply to the 25% interest in Bio Pad Ltd. owned by the Company (through Synova Pre-Natal Healthcare, Inc.) for so long as and to the extent that such Security Interest is prohibited by the terms of the Shareholders’ Agreement, dated September 23, 2005, by and among Bio Pad Ltd. and the shareholders thereof (the “Bio Pad Shareholders’ Agreement”).

3. Delivery of Certain Collateral. If and when requested by the Agent, each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to the Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. No Debtor is the record owner of any real property on the date hereof.

(c) Except for Permitted Liens (as defined in the Purchase Agreement) and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the respective Collateral (except for non-exclusive licenses granted by or to any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid, security interest in the Collateral, subject only to Permitted Liens (as defined in the Purchase Agreement) securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of any Intellectual Property Security Agreement (as defined below) with respect to the assets referred to in paragraph (p), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Parties hereunder.

(g) Each Debtor hereby authorizes the Secured Parties, or any of them, to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected except such as has been waived.

(i) The capital stock and other equity interests listed on Schedule C hereto represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except (i) as set forth on Schedule C, (ii) for the security interests created by this Agreement and (iii) as to any other Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Each Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, each Debtor will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein.

(l) Except in the ordinary course of business, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor) without the prior written consent of a Majority in Interest.

(m) Each Debtor shall use reasonable efforts to keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall within 90 days after the date hereof, cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; and (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy.

(o) Each Debtor shall, within thirty (30) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the tangible Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the tangible Collateral or on the Secured Parties’ security interest therein.

(p) Each Debtor shall promptly execute and deliver to the Agent on behalf of the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if requested by the Agent, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Each Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(r) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(s) The Debtors shall use commercially reasonable efforts to obtain the consents, approvals or authorizations required under the Bio Pad Shareholders’ Agreement to grant a full pledge of the equity interests in Bio Pad Ltd. The Debtors will not pledge its equity interests in Bio Pad Ltd. to any other person other than to the Secured Parties pursuant to this Agreement.

(t) The Debtors shall, within 30 days after the date of this Agreement, cause Today’s Womencare (Canada), Inc. and Today’s Womencare (UK) Ltd. to execute and deliver counterparts to this Agreement and joinders to the Guarantee in form contemplated by the Guarantee.

(u) The Debtors shall, within 45 days after the date of this Agreement, execute and deliver deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC and reasonably acceptable to the Agent with respect to each deposit account of the Debtors.

5. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of Event of Default (as defined in the Senior Notes) under the Senior Notes;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect;

(c) The continuation of a failure to observe or perform any obligations hereunder for ten (10) days, provided that such ten (10) day period shall be extended to a thirty (30) day period if (i) such failure is capable of cure but cannot be cured within such ten (10) day period; (ii) such Debtor is using its best efforts to cure same as promptly as practicable, (iii) such Debtor has provided the Agent with written notice of its intent to rely on the extension provided in this Section 5(c) no later than the expiration of such ten (10) day period, and, (iv) the failure to observe or perform obligations hereunder is not reasonably likely to have a material adverse effect on the first priority lien in favor of the Secured Parties; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

6. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default under the Senior Notes, as the case may be, and at any time thereafter, the Secured Parties, acting through any agent appointed by them for such purpose (the “Agent”), shall have the right to exercise all of the remedies conferred hereunder and under the Senior Notes, as the case may be, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers upon the occurrence of any Event of Default and at any time thereafter:

(i) The Agent (on behalf of the Secured Parties) shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by the Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Agent, to exercise in the Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties and to enforce the Debtors’ rights against such account debtors and obligors.

(iv) The Secured Parties may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or their designee.

(v) The Secured Parties may (but are not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

7. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Senior Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Senior Notes and shall bear interest at the Default Rate.

8. Responsibility for Collateral. The Debtors retain all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

9. Security Interest Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Senior Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties as creditors of the Company under the Senior Notes shall continue under the Senior Notes even if the security interest represented herein is barred or avoided for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

10. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Senior Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

11. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the applicable Purchase Agreement (as such term is defined in the Senior Notes).

12. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

13. Appointment of Agent. The Secured Parties hereby appoint Plainfield Direct Inc. or any of its affiliates designated by Plainfield Direct Inc. in a notice to the Company to act as the Agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder and as collateral agent for the perfection of the Security Interest in favor of the Secured Parties. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto.

14. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Senior Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Senior Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Senior Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
	Name:	Stephen E. King
	Title:	CEO

SYNOVA HEALTHCARE, INC.

By:	/s/ Stephen E. King
	Name:	Stephen E. King
	Title:	CEO

SYNOVA PRE-NATAL HEALTHCARE, INC.

By:	/s/ Stephen E. King
	Name:	Stephen E. King
	Title:	CEO

ALLENDALE PHARMACEUTICALS, INC.

By:	/s/ Stephen E. King
	Name:	Stephen E. King
	Title:	CEO

TODAYS WOMENCARE COMPANY

By:	/s/ Stephen E. King
	Name:	Stephen E. King
	Title:	CEO

TODAY’S WOMENCARE (CANADA) INC.

By:
Name:
Title:

TODAY’S WOMENCARE (UK) LTD

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: SF Capital Partners Ltd.

Signature of Authorized Signatory of Investing Entity: /s/ Michael A. Roth

Name of Authorized Signatory:	Stark Offshore Management LLC Its Investment Management
By: Michael A. Roth

Title of Authorized Signatory: Managing Member

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: PLAINFIELD DIRECT INC.

Signature of Authorized Signatory of Investing Entity: /s/ Rayan Joshi

Name of Authorized Signatory: Rayan Joshi

Title of Authorized Signatory: Authorized Individual

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Castlerigg Master Investments Ltd.

Signature of Authorized Signatory of Investing Entity: /s/ Timothy O’Brien

Name of Authorized Signatory: Timothy O’Brien

Title of Authorized Signatory: Chief Financial Officer to Sandell Asset Management Corp., investment manager to Castlerigg Master Investments Ltd.

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Everest Asset Management AG

Signature of Authorized Signatory of Investing Entity: /s/ Erwin Speckert

Name of Authorized Signatory: Erwin Speckert

Title of Authorized Signatory: Managing Director

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity: /s/ Gabriel Bianchi

Name of Authorized Signatory: G. Bianchi

Title of Authorized Signatory: Partner

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Galt Industries, Inc.

Signature of Authorized Signatory of Investing Entity: /s/ George T. Votis

Name of Authorized Signatory: G. T. Votis

Title of Authorized Signatory: CEO

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Bushido Capital Master Fund, L.P.

Signature of Authorized Signatory of Investing Entity: /s/ Ronald S. Dagar

Name of Authorized Signatory: Ronald S. Dagar

Title of Authorized Signatory: Director

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Pierce Diversified Management Fund, LLC Series BUS

Signature of Authorized Signatory of Investing Entity: /s/ Ronald S. Dagar

Name of Authorized Signatory: Ronald S. Dagar

Title of Authorized Signatory: Attorney in Fact

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Gene Detroyer

Signature of Authorized Signatory of Investing Entity: /s/ Gene Detroyer

Name of Authorized Signatory: Gene Detroyer

Title of Authorized Signatory: Self

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity: /s/ Robert J. Staab

Name of Authorized Signatory: Robert J. Staab

Title of Authorized Signatory:

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Stephen King

Signature of Authorized Signatory of Investing Entity: /s/ Stephen King

Name of Authorized Signatory: Stephen King

Title of Authorized Signatory: CEO

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: David Harrison

Signature of Authorized Signatory of Investing Entity: /s/ David Harrison

Name of Authorized Signatory: David Harrison

Title of Authorized Signatory:

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Robert L. Edwards

Signature of Authorized Signatory of Investing Entity: /s/ Robert L. Edwards

Name of Authorized Signatory: Robert L. Edwards

Title of Authorized Signatory: Owner

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Ron Spangler

Signature of Authorized Signatory of Investing Entity: /s/ Ron Spangler

Name of Authorized Signatory: Ron Spangler

Title of Authorized Signatory: Chief Scientific Officer

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity: /s/ John Suender

Name of Authorized Signatory: John Suender

Title of Authorized Signatory:

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Patricia Campbell

Signature of Authorized Signatory of Investing Entity: /s/ Patricia Campbell

Name of Authorized Signatory: Patricia Campbell

Title of Authorized Signatory:

[SIGNATURE PAGE OF HOLDERS – SECURITY AGREEMENT]

Name of Investing Entity: Mark S. Bricker

Signature of Authorized Signatory of Investing Entity: /s/ Mark S. Bricker

Name of Authorized Signatory: Mark S. Bricker

Title of Authorized Signatory: Mister

SCHEDULE A

PRINCIPAL PLACE OF BUSINESS OF DEBTORS AND

LOCATION OF COLLATERAL

Principal Place of Business of Debtors:

•	1400 North Providence Road, Suite 6010, Media, Pennsylvania 19063

Locations Where Collateral is Located or Stored:

•	1400 North Providence Road, Suite 6010, Media, Pennsylvania 19063

•

Allendale Pharmaceuticals, Inc. owns machinery, equipment, raw materials and other assets used to manufacture the Today® Sponge, all of which is located at 6828 State Highway 12, Norwich, New York 13815, which facility is owned and operated by Norwich Pharmaceuticals, Inc.

•	Finished inventory may be stored at a warehouse owned or operated by xpedx National Accounts Retail, 4225 Dues Drive, Cincinnati, Ohio 45246

•	Unfinished inventory/work in process may be stored at CWS Contract Packaging, 17 Midland Drive, Norwich, New York 13815.

SCHEDULE B

EXISTING LIENS AND ENCUMBRANCES

None, except for the Liens created hereby and for Permitted Liens.

SCHEDULE C

PLEDGED SECURITIES

Synova Healthcare, Inc., a Delaware corporation (100% owned by the Company)

Synova Pre-Natal Healthcare, Inc., a Delaware corporation (100% owned by the Company)

Allendale Pharmaceuticals, Inc., a Delaware corporation (100% owned by the Company)

Todays Womencare Company, a Delaware corporation (100% owned by the Company)

Today’s Womencare (Canada) Inc., a Canadian corporation (100% owned by the Company)

Today’s Womencare (UK) Ltd, a United Kingdom corporation (80% owned by the Company)

Bio Pad Ltd., an Israeli corporation (“Bio Pad”); provided, however, that this Agreement and the Company’s ability to place liens on the common stock of Bio Pad Ltd. are subject to the terms, conditions, limitations and prohibitions of a Shareholders’ Agreement dated September 23, 2005, as amended (the “Shareholders Agreement”).

ANNEX A

to

SECURITY

AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Plainfield Direct Inc. (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Senior Notes) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Senior Notes or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties holding a majority in principal amount of Notes (based on then-outstanding principal amounts of Notes at the time of any such determination); if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes and Senior Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.